Exhibit 10.32

Wells Fargo Bank, National Association	Second Amendment to Credit Agreement

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 6, 2015, by and between AMERICAN CARESOURCE HOLDINGS, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 30, 2014, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.             Section 1.4 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.4. GUARANTIES. The payment and performance of all indebtedness and other obligations of Borrower to Bank shall be guaranteed jointly and severally by John Pappajohn in the principal amount of Three Million Dollars ($3,000,000.00), Mark C. Oman in the principal amount of One Million Dollars ($1,000,000.00), Edward L. Scanlon in the principal amount of Five Hundred Thousand Dollars ($500,000.00), Matthew P. Kinley in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00), Deidre M. Turner in the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00), Peter J. Unanue in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00), and Matthew D. Thompson in the principal amount of One Hundred Thousand Dollars ($100,000.00), as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank.”

2.            Notwithstanding the execution of the Credit Agreement or any addendum thereto, or the delivery of all documents in furtherance thereof, the obligation of the Bank to make any advance on the Line of Credit and this Amendment becoming effective is subject to the fulfillment to Bank’s satisfaction of all of the following conditions:

a)	No event of default or event which will mature into an event of default, shall have occurred and be continuing.

b)	The representations and warranties of the Borrower contained in the Loan Documents shall be true and correct as of the date of any advance on the Line of Credit.

c)	The Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i)	This Amendment.
(ii)	Third Modification to Promissory Note.

(iii)	Corporate Resolution: Borrowing for Borrower.
(iv)	Certificate of Incumbency for Borrower.
(v)	Certified copy of Articles/Certificate of Incorporation of Borrower and any amendments.
(vi)	Certified copy of Bylaws of Borrower and any amendments.
(vii)	Certificate of Existence/Good Standing for Borrower recently certified by the Delaware Secretary of State.
(viii)	Guaranty of Deidre M. Turner.
(ix)	Third Party Pledge Agreement of Deidre M. Turner.
(x)	Certificate of Deposit as provided for in the Third Party Pledge Agreement of Deidre M. Turner.
(xi)	Third Party Security Agreement of each of ACSH Urgent Care of Florida, LLC, ACSH Urgent Care of Virginia, LLC, ACSH Primary Care of Alabama, LLC, ACSH Medical Management, LLC, and MedHelp, LLC.
(xii)	Limited Liability Company Certificate: Third Party Collateral for each of ACSH Primary Care of Alabama, LLC, ACSH Medical Management, LLC, and MedHelp, LLC.
(xiii)	Certified copies of Articles of Organization/Certificates of Formation and any amendments for each of ACSH Primary Care of Alabama, LLC, ACSH Medical Management, LLC, and MedHelp, LLC.
(xiv)	Certified copies of Operating Agreement/Limited Liability Company Agreement and any amendments for each of ACSH Primary Care of Alabama, LLC, ACSH Medical Management, LLC, and MedHelp, LLC.
(xv)	Certificate of Existence/Good Standing for each of ACSH Primary Care of Alabama, LLC and ACSH Medical Management, LLC certified by their respective states of organization.
(xvi)	Such other documents as Bank may require under any other Section of this Amendment.

3.          Within a reasonable amount of time after execution of this Amendment, the Bank shall have received, in form and substance satisfactory to Bank, a Certificate of Existence/Good Standing for MedHelp, LLC certified by its state of organization and Borrower agrees to cooperate with the Bank to obtain such Certificate of Existence/Good Standing.

4.          Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5.          Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

6.          General Release. In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower and each guarantor hereunder hereby agree as follows (“General Release”):

(a)          Borrower and each guarantor hereunder, for itself and on behalf of its respective successors and assigns, do hereby release, acquit and forever discharge Bank, all of Bank’s predecessors in interest, and all of Bank’s past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a “Released Claim” and collectively, the “Released Claims”), that Borrower or any guarantor hereunder now has or may acquire as of the later of: (i) the date this Amendment becomes effective through the satisfaction (or waiver by Bank) of all conditions hereto; or (ii) the date that Borrower and each guarantor hereunder have executed and delivered this Amendment to Bank (hereafter, the “Release Date”), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Bank, or any of Bank’s predecessors in interest, to Borrower or any guarantor hereunder, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

(b)          Borrower and each guarantor hereunder hereby acknowledge, represent and warrant to Bank that they agree to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of Bank, and Borrower and each such guarantor hereby waive and release all rights and benefits which they might otherwise have under any state or local laws or statutes with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

(c)          Each person signing below on behalf of Borrower or any guarantor hereunder acknowledges that he or she has read each of the provisions of this General Release. Each such person fully understands that this General Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that Borrower or any such guarantor may have as of the Release Date. Borrower and each guarantor hereunder hereby acknowledge that each of them has had an opportunity to obtain a lawyer’s advice concerning the legal consequences of each of the provisions of this General Release.

(d)          Borrower and each guarantor hereunder hereby specifically acknowledge and agree that: (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject Borrower and each guarantor hereunder to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

7.           Borrower acknowledges receipt of a copy of this Amendment signed by the parties hereto.

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IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

AMERICAN CARESOURCE HOLDINGS, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Anthony Levinson	By:	/s/ Rebecca Gibson
	Anthony Levinson, Treasurer and Chief Financial Officer		Rebecca Gibson, Vice President

(SEAL)

GUARANTORS’ CONSENT, REAFFIRMATION AND GENERAL RELEASE

Each of the undersigned guarantors of all indebtedness of AMERICAN CARESOURCE HOLDINGS, INC. to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its respective Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its respective Continuing Guaranty; (iv) reaffirms that its obligations under its respective Continuing Guaranty are separate and distinct from the obligations of any other party under said Credit Agreement, as amended, and the other Loan Documents described therein; and (v) agrees to join in and be bound by all of the terms and provisions of the General Release contained in Section 6 herein.

GUARANTORS:

/s/ John Pappajohn	/s/ Deidre M. Turner
John Pappajohn	Deidre M. Turner

/s/ Edward L. Scanlon	/s/ Peter J. Unanue
Edward L. Scanlon	Peter J. Unanue

/s/ Matthew P. Kinley	/s/ Matthew D. Thompson
Matthew P. Kinley	Matthew D. Thompson

/s/ Mark C. Oman
Mark C. Oman

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